UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 regarding the DIP Financing Agreement (as defined below) and the Lender Relationships (as defined below), and the information contained in Item 5.02 regarding the Henderson Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 2.03 regarding the Lender Relationships and the information contained in Item 5.02 regarding the Management Services Agreement (as defined below) is incorporated by reference into this Item 1.02.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Petitions

On April 14, 2010, Point Blank Solutions, Inc. (the “Company”), a Delaware corporation, and its subsidiaries Protective Apparel Corporation of America, a New York corporation, Point Blank Body Armor, Inc., a Delaware corporation, and PBSS, LLC, a Delaware limited liability company (the “Subsidiaries”, and together with the Company, the “Debtors”), filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Chapter 11 Petitions are being jointly administered under the caption “In re Point Blank Solutions, Inc., et. al.” Case No. 10-11255 (the “Case”).  The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On April 14, 2010, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

DIP Financing Agreement

On April 12, 2010, in connection with the Chapter 11 Petitions, the Debtors obtained a commitment from Steel Partners II, L.P. (the “Lender”), subject to approval by the Bankruptcy Court and the satisfaction of certain other conditions, to provide the Debtors with post-petition financing pursuant to a Debtor-in-Possession Financing Agreement (the “DIP Financing Agreement”).  The DIP Financing Agreement provides for a revolving loan facility of up to an aggregate amount of $20,000,000 (the “DIP Revolving Loan”).  The DIP Revolving Loan will be used for, among other things, working capital and the repayment of all amounts outstanding under the Loan Agreement (as defined below).  The maximum amount of availability under the DIP Revolving Loan at any particular time is based on a percentage of the Debtors’ eligible accounts receivable and eligible inventory, plus the amount of the Third Party Guaranty (as defined below), minus certain reserves established by the Lender in its sole discretion.  The principal outstanding under the DIP Revolving Loan will bear interest at a rate of 7.50% per annum plus the greater of (i) 3.25% per annum or (ii) the prime rate.  The interest due and payable under the DIP Revolving Loan as of any required payment date, however, will not be less than the interest that would have accrued and been payable if the principal balance under the DIP Revolving Loan was $10,000,000.  After the occurrence and during the continuance of an event of default under the DIP Financing Agreement, the interest rate will increase to 9.50% per annum plus the prime rate.

The Debtors’ obligations under the DIP Financing Agreement are secured by a first perfected security interest and lien on all of the Debtors’ assets and constitute a super-priority administrative claim under Section 364(c)(1) of the Bankruptcy Code.  The Debtors’ obligations under the DIP Financing Agreement are partially supported by a $10,000,000 third party guaranty (the “Third Party Guaranty”).  The guarantor providing the Third Party Guaranty is the same guarantor that provided a $10,000,000 third party guaranty in support of the Term Loan (as defined below) and is the beneficiary of the Subordinated Note (as defined below).

All obligations under the DIP Financing Agreement will be due and payable on the earliest of (i) September 30, 2010, (ii) the occurrence of an event of default under the DIP Financing Agreement and the acceleration of the Debtors’ obligations under the DIP Financing Agreement by the Lender, (iii) the closing of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code, or (iv) the effective date of a confirmed plan of reorganization in the Case.

The DIP Financing Agreement also contains certain customary representations, covenants, indemnifications, and events of default.  Other events of default include, but are not limited to (i) a change in control of any Debtor’s board of directors, (ii) any person or “group” (within the meaning of the Securities Exchange Act of 1934, as amended) becoming the beneficial owner, directly or indirectly, of 25% or more of any Debtor’s capital stock, (iii) the termination or attempted termination of the Third Party Guaranty, and (iv) certain customary events of default.

In connection with the DIP Financing Agreement, the Debtors will pay the Lender (i) a commitment fee of 0.75% per annum of the average daily difference between the maximum amount available under the DIP Revolving Loan and the outstanding loans during the calendar month just ended and (ii) a termination fee of $400,000 upon the termination of the DIP Financing Agreement.  In connection with the DIP Financing Agreement, the Debtors will also pay Steel Partners, LLC, an affiliate of the Lender (“Steel Partners”), a non-refundable fee of $400,000.  Additionally, the Debtors are required to reimburse the Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the DIP Financing Agreement.

Relationships with the Lender and its Affiliates

As of April 14, 2010, based on information provided by the Lender, the Lender owned 2,360,146 shares, or approximately 4.6%, of the Company’s outstanding common stock.  As of April 14, 2010, based on information provided by the Lender, the Lender and its affiliates also own approximately 38.2% of JPS Industries, Inc. (“JPS”), a supplier of ballistic materials from whom the Company has historically made and continues to make purchases of materials.  For the year ended December 31, 2009, the Company made purchases from JPS with an aggregate value of approximately $24,700,000.

SP Corporate Services LLC, an affiliate of Steel Partners (“SP Corporate Services”), was a party to the Management Services Agreement (as defined below), which is described in Item 5.02.

James R. Henderson, the Company’s Chief Executive Officer and Chairman of the Board, is a Managing Director and operating partner of Steel Partners, and Terry R. Gibson, another member of the Company’s Board of Directors, is a Managing Director of SP Corporate Services.  Steel Partners is the manager of the Lender.

The relationships between the Debtors and the Lender and its affiliates discussed above are referred to herein as the “Lender Relationships”.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Effect of Chapter 11 Petitions

The filing of the Chapter 11 Petitions constituted an event of default under that certain Amended and Restated Loan and Security Agreement, dated as of April 3, 2007 (the “Loan Agreement”), by and among the Company, its subsidiaries Protective Apparel Corporation of America and Point Blank Body Armor, Inc. (collectively, the “Borrowers”), and Bank of America, N.A. (“Bank of America”).  As a result of such an event of default, all obligations under the Loan Agreement have become due and payable.  As of April 14, 2010, $0 was outstanding under the revolving credit line, $525,654 was outstanding under certain letters of credit, and $10,000,000 in principal was outstanding under the term loan (the “Term Loan”) provided for under the Loan Agreement.

As previously reported in the Company’s Form 8-K filed on March 1, 2010, on February 23, 2010, Bank of America provided notice that events of default occurred and were continuing under the Loan Agreement, and a result, (i) all of the Borrowers’ liabilities under the Bank of America Loan Agreement were accelerated and became immediately due and payable and (ii) Bank of America’s commitments under the revolving credit line provided for under the Loan Agreement were terminated.

Additionally, the filing of the Chapter 11 Petitions may constitute an event of default under that certain Subordinated Note, dated October 29, 2009 (the “Subordinated Note”), made by the Borrowers for the benefit of the third party guarantor of the Term Loan, and may trigger the acceleration of the Borrowers’ obligations under the Subordinated Note.  The Subordinated Note evidences indebtedness of the lesser of (i) $10,000,000 or (ii) such amount as may be advanced by the third party guarantor to Bank of America on behalf of the Borrowers and the Company to satisfy their obligations under the Term Loan, which amount was $0 as of April 14, 2010.

The Debtors believe that any efforts to enforce such payment obligations against the Debtors under the Loan Agreement and the Subordinated Note are stayed as a result of the filing of the Chapter 11 Petitions in the Bankruptcy Court.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Henderson Transitions to Employment on “At Will” Basis

On April 12, 2010, the Company and James R. Henderson, the Company’s Chief Executive Officer, entered into an oral agreement pursuant to which Mr. Henderson became an employee of the Company (the “Henderson Agreement”).  Pursuant to the Henderson Agreement, Mr. Henderson is now employed as the Company’s Chief Executive Officer on an “at will” basis and receives an annual salary of $77,000 per month.  Pursuant to the Henderson Agreement, Mr. Henderson will no longer receive additional compensation for his service on the Company’s Board of Directors or as Chairman of the Board, and will no longer receive a monthly stipend for living expenses.

Termination of Management Services Agreement

Mr. Henderson had previously been serving as the Company’s Chief Executive Officer pursuant to a management services agreement, dated as of September 1, 2009 (the “Management Services Agreement”), by and between the Company and SP Corporate Services.  Pursuant to the Management Services Agreement, the Company paid SP Corporate Services $37,500 per month as consideration for Mr. Henderson’s services and provided Mr. Henderson with a stipend of $8,000 per month for living expenses.

On April 12, 2010, in connection with Mr. Henderson’s transition to employment on an “at will” basis, the Company terminated the Management Services Agreement.

Item 8.01.	Other Events.

The Debtors retained CRG Partners Group, LLC, a financial advisory firm specializing in operational improvement and financial restructuring services (“CRG Partners”), to serve as their financial advisor in connection with the restructuring process.

Each of the Debtors has appointed Scott Avila, a Managing Partner with CRG Partners, as its Chief Restructuring Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: April 14, 2010	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 14, 2010.